UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2009
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
As described in more detail under Item 2.05 below, on December 2, 2009, Progress Software Corporation (the “Company”) issued a press release announcing a series of initiatives to better position the Company for long-term growth and improved profitability. In this press release, the Company also stated that it expects to achieve or exceed its revenue and earnings per share guidance for its fourth fiscal quarter ended November 30, 2009. A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
Item 2.05. Costs Associated with Exit or Disposal Activities.
On December 2, 2009, the Company announced a series of initiatives to better position the Company for long-term growth and improved profitability. To execute these initiatives, the Company announced that it is restructuring its sales, development and marketing organizations as well as other functions to better optimize operations and to improve productivity and efficiency. As a result, the Company expects to reduce its global workforce by approximately 220 to 260 positions, which is approximately 12 to 14 percent of its global workforce. The Company expects to complete most of these workforce reductions during its first fiscal quarter ending February 28, 2010, depending upon local legal requirements. These workforce reductions are from substantially all functional units and across geographies in which the Company operates.
The Company also expects to consolidate offices in various locations, including its offices in Nashua, New Hampshire and Dublin, Ireland. The Company expects to complete most of these office consolidations during its 2010 fiscal quarter.
As a result of these workforce reductions and office consolidations, the Company currently expects to incur in the aggregate a pre-tax charge in the range of approximately $20 million to $30 million. The estimated aggregate charge consists of approximately $15 million to $25 million relating to the Company’s global workforce reduction, consisting primarily of severance and post-employment benefits, and approximately $5 million relating to its office consolidations. The Company currently expects to record this charge primarily in its 2010 first fiscal quarter. Substantially all of this charge will result in cash expenditures.
Except for the historical information and discussions contained herein, statements contained in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the Company’s business outlook for its fourth fiscal quarter, strategic plans and the actions and estimated charges and anticipated timing described above, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to the Company’s products; the growth rates of certain market segments; the positioning of the Company’s products in those market segments; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; the continuing weakness in the U.S. and international economies, which could result in fewer sales of the Company’s products and may otherwise harm the Company’s business; business and consumer use of the Internet; the Company’s ability to complete and integrate acquisitions; the Company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the Company’s ability to penetrate international markets and manage its international operations; changes in exchange rates; and the potential disruption to the Company’s business from the actions described in this report. The Company undertakes no obligation to update information contained in this report. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1*	Press release issued by Progress Software Corporation, dated December 2, 2009

*	Furnished herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2009	Progress Software Corporation
	By:	/s/Norman R. Robertson
Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer